Exhibit 10




                                             April 29, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Exhibit 10, Form N-1A
                  First Variable Rate Fund for Government Income
                  File numbers 2-56809 and 811-2633


Ladies and Gentlemen:

         As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-Effective Amendment No. 34 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to First Variable Rate Fund for Government Income (the "Trust"), including its Declaration of Trust, its By-Laws, other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion.

         I therefore consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's
Post-Effective Amendment No. 34 to its Registration Statement.

                                             Sincerely,



                                             /s/Ivy Wafford Duke
                                             Ivy Wafford Duke
                                             Assistant Counsel